Exhibit 32.1

SECTION 1350 CERTIFICATIONS

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Orion Group Holdings, Inc (the “Company”) on Form 10-Q for the quarter ended September 30, 2022 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Travis J. Boone, President and Chief Executive Officer and Scott Thanisch, Executive Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to our knowledge:

1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By:	/s/ Travis J. Boone
October 28, 2022	Travis J. Boone
President and Chief Executive Officer

By:	/s/ Scott Thanisch
October 28, 2022	Scott Thanisch
Executive Vice President and Chief Financial Officer